News Release

Unisys Announces 3Q22 Results

Company Achieves Double-Digit Year-Over-Year Growth in Annual Contract Value, Total Contract Value and Pipeline; Provides Revised Full Year 2022 Guidance

•Total company revenue was down 5.5% year over year (YoY) and up 0.3% YoY on a constant-currency(1) basis
•Operating loss margin was 1.7%, and non-GAAP operating profit(6) margin was 3.1%
•Total company pipeline(3) grew 25% YoY
•Annual Contract Value(4) (ACV) signings grew 20% YoY and Total Contract Value(5) (TCV) signings grew 31% YoY
•Company provides revised FY22 guidance of -5.5% to -3.5% YoY revenue growth or -1.0% to +1.0% growth in constant currency, non-GAAP operating profit margin of 6.0% to 8.0% and adjusted EBITDA margin of 14.5% to 16.5%
•Company delays filing of Form 10-Q as communicated in the Company's filing of a Form 12b-25

BLUE BELL, Pa., November 7, 2022 – Unisys Corporation (NYSE: UIS) today reported financial results for the third quarter ended September 30, 2022.
“During the third quarter, we delivered constant-currency revenue growth while achieving double-digit growth in Annual Contract Value signings, Total Contract Value signings and our pipeline,” said Unisys Chair and CEO Peter A. Altabef. “We are pleased with our continued progress in shifting our revenue to our higher-value solutions in the high-demand areas within Digital Workplace Solutions (DWS) and Cloud, Applications & Infrastructure Solutions (CA&I). The Unisys transformation is taking hold and will soon be fortified by a new brand identity and marketing campaign designed to build awareness for Unisys and its key solutions and catalyze growth for the company.”
Summary of Third-Quarter 2022 Results
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented except for financial guidance since such a reconciliation is not practicable without unreasonable effort.

•Revenue:
◦3Q22 revenue declined 5.5% to $461.2M vs. $488.0M in the prior-year period, and was up 0.3% YoY in constant currency
▪Excluding the impact of non-strategic contracts exited in 2021 as part of the company’s transformation to target higher-growth, higher-margin solutions in DWS, total company revenue declined 1.4% YoY and grew 4.7% in constant currency

•Gross Profit:
◦Gross profit was down 17.8% YoY to $104.3M vs. $126.9M in the prior-year period
◦Gross profit margin was down 340 bps YoY to 22.6% vs. 26.0% in the prior-year period
•Operating Profit:
◦Operating loss was $8.0M vs. $25.1M operating profit in the prior-year period, largely driven by the timing of ClearPath Forward® renewals, one-time charges related to cost-reduction activities and other non-recurring expenses
▪Non-GAAP operating profit was $14.1M vs. $28.0M in the prior-year period
◦Operating loss margin was 1.7% vs. 5.1% operating profit margin in the prior-year period
▪Non-GAAP operating profit margin was 3.1% versus 5.7% in the prior-year period
•Net Income and Adjusted EBITDA:
◦Net loss was $40.1M vs. $18.7M in the prior-year period, primarily driven by the timing of ClearPath Forward renewals, one-time charges related to cost-reduction activities and other non-recurring expenses, in part offset by a tax benefit due to the partial reversal of valuation allowances
▪Net loss margin was 8.7% vs. 3.8% in the prior-year period
◦Non-GAAP net income(8) was $3.1M vs. $6.9M in the prior-year period
▪Non-GAAP net income margin was 0.7% vs. 1.4% in the prior-year period
◦Adjusted EBITDA(7) was $52.5M vs. $74.6M in the prior-year period
▪Adjusted EBITDA margin was 11.4% vs. 15.3% in the prior-year period
•Earnings Per Share:
◦Loss per diluted share was $0.59 vs. $0.28 in the prior-year period, driven by the same factors noted above with respect to GAAP net loss
◦Non-GAAP diluted earnings per share was $0.05 vs. $0.10 in the prior-year period
•Cash Flow:
◦Cash from operations was $44.5M vs. $65.5M in the prior-year period, impacted by lower adjusted EBITDA and changes in working capital
◦Free cash flow(9) was $23.8M vs. $39.4M in the prior-year period, driven by the same items as noted with respect to cash from operations
◦Adjusted free cash flow(10) was $53.1M vs. $69.9M in the prior-year period, driven by the same items as noted with respect to cash from operations
•Pipeline, ACV, TCV and Backlog:
◦Total company pipeline increased 25% YoY and 1% sequentially to $6.0B
▪Driven by YoY growth in DWS pipeline, as well as significant YoY growth in pipeline for the company’s focus areas of Modern Workplace and Digital Platforms and Applications (DP&A)
◦ACV increased 20% YoY
◦TCV increased 31% YoY

◦Total company Backlog(2) was $2.69B vs. $2.74B as of 2Q22
▪The sequential decrease from 2Q22 was driven by the impact of foreign currency exchange rates.
•Balance Sheet:
◦As of September 30, 2022, total cash and cash equivalents was $351.4M

3Q22 Financial Highlights by Segment:
Digital Workplace Solutions (DWS), which provides modern and traditional workplace solutions:
•The company continues the transformation of its DWS business to accelerate the higher-growth, higher-margin modern workplace solutions
•DWS revenue was $130.1M vs. $143.2M in the prior-year period, a decline of 9.1% YoY or 4.0% in constant currency, primarily due to approximately $20 million of impact from non-strategic contracts exited in 2021
◦Excluding these contracts, DWS revenue grew 6.0%, or 12.2% in constant currency, driven primarily by Modern Workplace
◦DWS gross profit margin improved 270 bps to 15.1% from 12.4% in the prior-year period primarily driven by increased productivity

Cloud, Applications & Infrastructure Solutions (CA&I), which provides digital platform, applications, and infrastructure solutions:
•The company’s targeted strategy for growth in its focus area of higher-growth, higher-margin digital platforms and applications within CA&I is also continuing. The company continues to significantly evolve its portfolio in this direction
•CA&I revenue grew 5.5% YoY to $122.3M vs. $115.9M in the prior-year period, or 8.1% YoY growth in constant currency, primarily driven by DP&A growth
◦CA&I gross profit margin was 5.6% vs. 5.9% in the prior-year period

Enterprise Computing Solutions (ECS), which provides solutions that harness secure, continuous high-intensity computing and enable digital services through software-defined operating environments:
•In ECS, the company is introducing a new focus area, Specialized Services and Next Generation Compute (SS&C), which consists of ECS-related services, specific proprietary industry applications and next-generation compute capabilities. The remainder of ECS is Licenses and Support (L&S), the vast majority of which consists of ClearPath Forward related licenses and support
•ECS revenue was $137.7M vs. $151.3M in the prior-year period (down 9.0% YoY, or 3.0% YoY in constant currency) due to timing of ClearPath Forward renewals within L&S
◦ECS gross profit margin was 58.7% vs. 65.2% in the prior-year period due to timing of renewals

2022 Financial Guidance
•The company has updated its FY22 revenue and profitability guidance. Revenue growth is now expected to be in the range of -5.5% to -3.5% YoY or in the range of -1.0% to +1.0% in constant currency. The company now anticipates that non-GAAP operating profit margin will be between 6.0% to 8.0% and adjusted EBITDA margin in the range of 14.5% to 16.5%.

12b-25 Filing
In addition, the Company announced the filing of a Form 12b-25 that states the Company is unable to file, without unreasonable effort and expense and within the prescribed time period, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “Form 10-Q”). The Audit & Finance Committee of the Company’s Board of Directors (the “Audit Committee”) is conducting an internal investigation regarding certain disclosure controls and procedures matters, including, but not limited to, the dissemination and communication of information within certain parts of the organization. The investigation is ongoing. Following the evaluation of the results of the investigation, the Company expects that it may determine that there are one or more material weaknesses in its internal control over financial reporting, which may result in a conclusion that the Company’s disclosure controls and procedures and internal control over financial reporting are not effective.
The Audit Committee requires additional time to complete its investigation and the Company and its independent registered public accounting firm require incremental time to complete their respective reviews of the Company’s internal controls and procedures. Notwithstanding the foregoing, the Company does not expect the investigation to result in any changes to the financial results in the Company’s previously reported financial statements or impact the financial results in the Company’s unaudited financial statements for the period as of and ended September 30, 2022. While the Company is working to finalize its investigation and evaluation of its disclosure controls and procedures and complete remediation actions as soon as possible, it does not expect to be in a position to file the Form 10-Q within the five calendar days following the prescribed due date.

Conference Call
Unisys will host a conference call with the financial community on Tuesday, November 8 at 8:00 a.m. Eastern Time to discuss the results.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.
A replay of the webcast will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-877-344-7529 for domestic callers or 1-412-317-0088 for international callers and entering access code 6346473 from two hours after the end of the call until November 22, 2022.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents future revenue associated with contracted work which has not yet been delivered or performed. Although the company believes this revenue will be recognized, it may, for commercial reasons, allow the orders to be cancelled, with or without penalty.

(3) Pipeline – Represents prospective sale opportunities being pursued or for which bids have been submitted. There is no assurance that pipeline will translate into recorded revenue.

(4) Annual Contract Value (ACV) – Represents the revenue expected to be recognized during the first 12 months following the signing of a contract.

(5) Total Contract Value (TCV) – Represents the estimated revenue related to contracts signed in the period without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

Non-GAAP Information
Certain financial information is presented in this release under both a U.S. generally accepted accounting basis (GAAP) and a non-GAAP basis. Non-GAAP financial measures exclude certain items such as post-retirement expenses and cost-reduction activities and other expenses, that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP.

(6) Non-GAAP operating profit – This measure excludes pretax postretirement expense and pretax charges in connection with cost-reduction activities and other expenses.

(7) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes postretirement expenses and cost-reduction activities and other expenses, non-cash share-based expense, and other (income) expense adjustments.

(8) Non-GAAP net income and non-GAAP diluted earnings per share – These measures excluded postretirement expense and charges in connection with cost-reduction activities and other expenses. The tax amounts related to these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(9) Free cash flow – Represents cash flow from operations less capital expenditures.

(10) Adjusted free cash flow – Represents free cash flow less cash used for postretirement funding and cost-reduction activities and other payments.

About Unisys
Unisys is a technology solutions company that delivers successful outcomes for the most demanding organizations around the world. Unisys offerings include digital workplace solutions, cloud, applications and infrastructure solutions, enterprise computing solutions and business process solutions. For more information on how Unisys delivers for its clients across the commercial, financial services and government sectors, visit unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections or expectations of earnings, revenues, non-GAAP operating profit margin, adjusted EBITDA margin, annual contract value, total contract value, new business ACV or TCV, backlog, pipeline or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: the finalization of management's assessment of the effectiveness of the Company's internal controls and procedures; the outcome of the Audit Committee's investigations, the effectiveness of the Company's internal controls over financial reporting and disclosure controls and procedures and the potential for material weakness in the Company's internal controls over financial reporting; our ability to attract and retain experienced personnel in key positions; our ability to grow revenue and expand margin in our Digital Workplace Solutions and Cloud, Applications & Infrastructure Solutions businesses; our ability to maintain our installed base and sell new solutions and related services; the business and financial risk in implementing acquisitions or dispositions; the potential adverse effects of aggressive competition in the information services and technology market; our ability to effectively anticipate and respond to rapid technological innovation in our industry; our ability to retain significant clients and attract new clients; our contracts may not be as profitable as expected or provide the expected level of revenues; our ability to develop or acquire the capabilities to enhance the company’s solutions; we have significant underfunded pension obligations; the impact of COVID-19 on our business, growth, reputation, projections, financial condition, operations, cash flows and liquidity; the performance and capabilities of third parties with whom we have commercial relationships; cybersecurity breaches could result in incurring significant costs and could harm our business and reputation; a failure to meet standards or expectations with respect to the company’s environmental, social and governance practices; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; our ability to access financing markets; a reduction in our credit rating; the adverse effects of global economic conditions, acts of war, terrorism, natural disasters or the widespread outbreak of infectious diseases; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; and our ability to use our net operating loss carryforwards and certain other tax attributes may be limited. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements. While included under the definition of forward-looking statements, for the avoidance of doubt, any specific guidance or color that the company may provide from time to time regarding its expected future financial performance is effective only on the date given. The company generally will not update, reaffirm or otherwise comment on any such information except as it deems necessary, and then only in a manner that complies with Regulation FD.

Contacts:
Investors: investor@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###

RELEASE NO.: 1107/9888

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Services	$395.2	$417.9	$1,187.6	$1,268.8
Technology	66.0	70.1	235.3	246.3
	461.2	488.0	1,422.9	1,515.1
Costs and expenses
Cost of revenue
Services	318.2	343.1	961.6	1,019.7
Technology	38.7	18.0	121.5	87.1
	356.9	361.1	1,083.1	1,106.8
Selling, general and administrative	106.3	95.1	320.3	279.7
Research and development	6.0	6.7	17.3	19.1
	469.2	462.9	1,420.7	1,405.6
Operating (loss) income	(8.0)	25.1	2.2	109.5
Interest expense	7.9	8.5	24.6	27.0
Other (expense), net	(23.3)	(24.2)	(66.2)	(434.6)
Loss before income taxes	(39.2)	(7.6)	(88.6)	(352.1)
Provision for (benefit from) income taxes	0.7	10.9	25.1	(33.8)
Consolidated net loss	(39.9)	(18.5)	(113.7)	(318.3)
Net income (loss) attributable to noncontrolling interests	0.2	0.2	0.8	(1.0)
Net loss attributable to Unisys Corporation	$(40.1)	$(18.7)	$(114.5)	$(317.3)

Loss per share attributable to Unisys Corporation
Basic	$(0.59)	$(0.28)	$(1.69)	$(4.79)
Diluted	$(0.59)	$(0.28)	$(1.69)	$(4.79)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended September 30, 2022
Customer revenue	$461.2	$130.1	$122.3	$137.7	$71.1
Intersegment	—	—	—	—	—
Total revenue	$461.2	$130.1	$122.3	$137.7	$71.1
Gross profit percent	22.6%	15.1%	5.6%	58.7%
Three Months Ended September 30, 2021
Customer revenue	$488.0	$143.2	$115.9	$151.3	$77.6
Intersegment	—	—	—	—	—
Total revenue	$488.0	$143.2	$115.9	$151.3	$77.6
Gross profit percent	26.0%	12.4%	5.9%	65.2%

	Total	DWS	CA&I	ECS	Other
Nine Months Ended September 30, 2022
Customer revenue	$1,422.9	$382.1	$381.5	$444.1	$215.2
Intersegment	—	—	—	—	—
Total revenue	$1,422.9	$382.1	$381.5	$444.1	$215.2
Gross profit percent	23.9%	13.7%	5.5%	60.0%
Nine Months Ended September 30, 2021
Customer revenue	$1,515.1	$434.5	$358.3	$492.1	$230.2
Intersegment	—	—	—	1.4	(1.4)
Total revenue	$1,515.1	$434.5	$358.3	$493.5	$228.8
Gross profit percent	26.9%	13.7%	8.4%	62.7%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$351.4	$552.9
Accounts receivable, net	404.6	451.7
Contract assets	26.3	42.0
Inventories	12.4	7.6
Prepaid expenses and other current assets	83.7	78.8
Total current assets	878.4	1,133.0
Properties	436.8	468.0
Less-accumulated depreciation and amortization	359.1	381.5
Properties, net	77.7	86.5
Outsourcing assets, net	78.7	124.6
Marketable software, net	168.6	176.2
Operating lease right-of-use assets	48.0	62.7
Prepaid postretirement assets	155.5	159.7
Deferred income taxes	109.9	125.3
Goodwill	286.2	315.0
Intangible assets, net	54.8	34.9
Restricted cash	13.6	7.7
Assets held-for-sale	20.0	20.0
Other long-term assets	151.5	173.9
Total assets	$2,042.9	$2,419.5
Liabilities and deficit
Current liabilities:
Current maturities of long-term-debt	$17.5	$18.2
Accounts payable	157.3	180.2
Deferred revenue	206.2	253.2
Other accrued liabilities	261.0	300.9
Total current liabilities	642.0	752.5
Long-term debt	498.4	511.2
Long-term postretirement liabilities	835.8	976.2
Long-term deferred revenue	127.2	150.7
Long-term operating lease liabilities	34.0	46.1
Other long-term liabilities	40.8	47.2
Commitments and contingencies
Total Unisys Corporation stockholders’ deficit	(184.1)	(113.7)
Noncontrolling interests	48.8	49.3
Total deficit	(135.3)	(64.4)
Total liabilities and deficit	$2,042.9	$2,419.5

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Consolidated net loss	$(113.7)	$(318.3)
Adjustments to reconcile consolidated net loss to net cash (used for) provided by operating activities:
Foreign currency losses	6.3	3.2
Non-cash interest expense	1.0	1.5
Employee stock compensation	15.2	11.5
Depreciation and amortization of properties	29.3	23.2
Depreciation and amortization of outsourcing assets	48.8	50.8
Amortization of marketable software	42.7	50.9
Amortization of intangible assets	7.7	1.7
Other non-cash operating activities	0.2	(0.1)
Loss on disposal of capital assets	1.6	1.5
Postretirement contributions	(33.9)	(43.6)
Postretirement expense	34.1	407.7
Deferred income taxes, net	(6.5)	(65.3)
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Receivables, net and contract assets	48.4	135.0
Inventories	(5.6)	2.2
Other assets	(2.5)	(4.1)
Accounts payable and current liabilities	(101.5)	(229.6)
Other liabilities	6.2	36.3
Net cash (used for) provided by operating activities	(22.2)	64.5
Cash flows from investing activities
Purchase of businesses, net of cash acquired	(0.3)	(150.4)
Proceeds from investments	2,441.0	3,286.4
Purchases of investments	(2,499.4)	(3,294.6)
Investment in marketable software	(35.2)	(42.1)
Capital additions of properties	(21.5)	(19.7)
Capital additions of outsourcing assets	(8.1)	(14.7)
Other	(0.9)	(0.9)
Net cash used for investing activities	(124.4)	(236.0)
Cash flows from financing activities
Payments of long-term debt	(14.6)	(99.1)
Proceeds from issuance of long-term debt	—	1.5
Proceeds from exercise of stock options	—	4.5
Other	(3.8)	(7.7)
Net cash used for financing activities	(18.4)	(100.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(30.6)	(9.9)
Decrease in cash, cash equivalents and restricted cash	(195.6)	(282.2)
Cash, cash equivalents and restricted cash, beginning of period	560.6	906.7
Cash, cash equivalents and restricted cash, end of period	$365.0	$624.5

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2022	2021	2022	2021
	GAAP net loss attributable to Unisys Corporation	$(40.1)	$(18.7)	$(114.5)	$(317.3)

Postretirement expense:	pretax	11.4	13.0	34.1	407.7
	tax	0.2	0.4	0.4	52.8
	net of tax	11.2	12.6	33.7	354.9

Cost reduction and other expenses:	pretax	32.0	13.0	72.9	45.7
	tax	—	—	0.1	0.6
	net of tax	32.0	13.0	72.8	45.1
	noncontrolling interest	—	—	—	—
	net of noncontrolling interest	32.0	13.0	72.8	45.1

	Non-GAAP net income (loss) attributable to Unisys Corporation	$3.1	$6.9	$(8.0)	$82.7

	Weighted average shares (thousands)	67,787	67,131	67,623	66,211
Plus incremental shares from assumed conversion:
	Employee stock plans	339	764	—	857
	Non-GAAP adjusted weighted average shares	68,126	67,895	67,623	67,068

	Diluted earnings (loss) per share
	GAAP basis
	GAAP net loss attributable to Unisys Corporation for diluted loss per share	$(40.1)	$(18.7)	$(114.5)	$(317.3)
	Divided by weighted average shares	67,787	67,131	67,623	66,211
	GAAP diluted loss per share	$(0.59)	$(0.28)	$(1.69)	$(4.79)

	Non-GAAP basis
	Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings (loss) per share	$3.1	$6.9	$(8.0)	$82.7
Divided by Non-GAAP adjusted weighted average shares		68,126	67,895	67,623	67,068
Non-GAAP diluted earnings (loss) per share		$0.05	$0.10	$(0.12)	$1.23

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Cash provided by (used for) operations	$44.5	$65.5	$(22.2)	$64.5
Additions to marketable software	(11.6)	(12.4)	(35.2)	(42.1)
Additions to properties	(7.5)	(7.7)	(21.5)	(19.7)
Additions to outsourcing assets	(1.6)	(6.0)	(8.1)	(14.7)
Free cash flow	23.8	39.4	(87.0)	(12.0)
Postretirement funding	8.8	11.5	33.9	43.6
Cost reduction and other payments, net	20.5	19.0	40.8	68.4
Adjusted free cash flow	$53.1	$69.9	$(12.3)	$100.0

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net loss attributable to Unisys Corporation	$(40.1)	$(18.7)	$(114.5)	$(317.3)
Net income (loss) attributable to noncontrolling interests	0.2	0.2	0.8	(1.0)
Interest expense, net of interest income of $2.9, $2.0, $8.8, $5.5, respectively*	5.0	6.5	15.8	21.5
Provision for (benefit from) income taxes	0.7	10.9	25.1	(33.8)
Depreciation	22.9	25.6	78.1	74.0
Amortization	15.5	17.7	50.4	52.6
EBITDA	$4.2	$42.2	$55.7	$(204.0)

Postretirement expense	$11.4	$13.0	$34.1	$407.7
Cost reduction and other expenses**	27.3	11.8	60.2	41.0
Non-cash share based expense	4.7	4.5	14.7	11.5
Other expense, net adjustment***	4.9	3.1	12.4	6.7
Adjusted EBITDA	$52.5	$74.6	$177.1	$262.9

*Included in other (expense), net on the consolidated statements of income (loss)
**Reduced for depreciation and amortization included above
***Other expense, net as reported on the consolidated statements of income (loss) less postretirement expense, interest income and items included in cost reduction and other expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$461.2	$488.0	$1,422.9	$1,515.1
Net loss attributable to Unisys Corporation as a percentage of revenue	(8.7)%	(3.8)%	(8.0)%	(20.9)%
Non-GAAP net income (loss) attributable to Unisys Corporation as a percentage of revenue	0.7%	1.4%	(0.6)%	5.5%
Adjusted EBITDA as a percentage of revenue	11.4%	15.3%	12.4%	17.4%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP operating income (loss)	$(8.0)	$25.1	$2.2	$109.5
Cost reduction and other expenses*	21.6	2.1	42.8	17.3
Postretirement expense**	0.5	0.8	1.6	2.7
Non-GAAP operating profit	$14.1	$28.0	$46.6	$129.5

Revenue	$461.2	$488.0	$1,422.9	$1,515.1

GAAP operating profit (loss) percent	(1.7)%	5.1%	0.2%	7.2%
Non-GAAP operating profit percent	3.1%	5.7%	3.3%	8.5%

*Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss)
**Included in selling, general and administrative on the consolidated statements of income (loss)